     Exhibit 99.1

Tre Kronor Media AB
Financial Statements
Table of Contents

ERNST & YOUNG

Audit Report

To the board of directors of Tre Kornor Media AB

Corporate identity number 556729-4664

I have audited the annual accounts and the accounting records of Tre Kornor Media AB for the year 2009-01-01 - 2009-12-31. These accounts and the application of the Annual Accounts Act when preparing the annual accounts are the responsibility of the board of directors. My responsibility is to express an opinion on the annual accounts based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Sweden. Those standards require that I plan and perform the audit to obtain reasonable assurance that the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and their application by the board of directors and significant estimates made by the board of directors when preparing the annual accounts as well as evaluating the overall presentation of information in the annual accounts. I believe that my audit provides a reasonable basis for my opinion set out below.

The annual accounts have been prepared in accordance with the Annual Accounts Act and give a true and fair view of the company's financial position and results of operations in accordance with generally accepted accounting principles in Sweden.

Stockholm juli 2 2010

Björn Ohlsson
Authorized Public Accoutant

2

Audit Report

To the board of directors of Tre Kornor Media AB

Corporate identity number 556729-4664

I have audited the annual accounts and the accounting records of Tre Kornor Media AB for the year 2008-01-01 - 2008-12-31. These accounts and the application of the Annual Accounts Act when preparing the annual accounts are the responsibility of the board of directors. My responsibility is to express an opinion on the annual accounts based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Sweden. Those standards require that I plan and perform the audit to obtain reasonable assurance that the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and their application by the board of directors and significant estimates made by the board of directors when preparing the annual accounts as well as evaluating the overall presentation of information in the annual accounts. I believe that my audit provides a reasonable basis for my opinion set out below.

The annual accounts have been prepared in accordance with the Annual Accounts Act and give a true and fair view of the company's financial position and results of operations in accordance with generally accepted accounting principles in Sweden.

Stockholm juli 2 2010

Björn Ohlsson
Authorized Public Accoutant

3

Tre Kronor Media AB
Balance sheets
(In thousands of USD)

Assets	2009	2008
Current assets:
Cash and cash equivalents	$719	$372
Accounts receivable, net	858	886
Costs and estimated earnings in excess of billings on projects in progress in excess of interim billings	69	-
Value added tax refund receivable	333	-
Prepaid expenses and other current assets	36	70

Total current assets	2,014	1,328

Equipment, net	135	138
Other intangible assets, net	47	-
Total assets	$2,197	$1,466

	December 31,
Liabilities	2009	2008
Current liabilities:
Accounts payable	$1,167	$812
Accrued liabilities	1,009	640
Total current liabilities	2,176	1,452

Stockholders’ Equity
Subscribed Capital	14	13
Retained Earnings	7	0

Total Stockholders’ equity	21	13

Totals liabilities and stockholders’ equity	$2,197	$1,466

Tre Kronor Media AB
Statements of Operations
(In thousands of USD)

	2009	2008
Net revenues	$12,574	$8,700
Cost of revenues	(11,785)	(8,221)

Gross Profit	789	478

Selling, general and administrative expenses	(736)	(393)
Depreciation and amortization	(36)	(20)
Total operating expenses	(772)	(413)

Profit from operations	16	65

Other income (expense), net:
Other income	2	-
Interest income	5	9
Interest expense	(1)	(1)

Total other income (expense), net	6	(8)

Profit before income taxes	22	73

Provision for income taxes	(16)	(24)
Net profit	$6	49

Tre Kronor Media AB
Statements of cash flows
(In thousands of USD)

	For the Year	For the Year
	ended	ended
	December 31,	December 31,
	2009	2008
Cash flows from operating activities:
Net profit	$6	$49

Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation and amortization	36	20
Changes in working capital:
Accounts receivable	95	(886)
Cost and estimated earnings in excess of billings on projects	(69)	-
Prepaid expenses and other current assets	(294)	(51)
Accounts payable	293	804
Income taxes	16	20
Accrued expenses and other liabilities	(83)	76
Accruals and deferred income	389	593
Net cash provided by operating activities	390	524
Cash flows from investing activities:
Purchase of equipment	(85)	(154)
Disposal of equipment	59	-
Deposits	(47)	-
Net cash (used in) investing activities	(73)	(154)
Cash flows from financing activities:
Dividend paid	-	(23)
Net cash used in financing activities	-	(23)
Effect of exchange rates on cash and cash equivalents	30	(10)
Net increase in cash and cash equivalents	347	336
Cash and cash equivalents at beginning of period	372	35
Cash and cash equivalents at end of period	$719	$372

Tre Kronor Media AB
Notes to audited financial statements

Note A – Company Organization

Tre Kronor Media is a Swedish media and advertising business founded September 2007 by Niclas Froberg (Former Nordic CEO for MindShare and owner of MindShare Sweden), Carl Johan Grandinson and Jacob de Geer (co-founders of Tradedoubler). Tre Kronor Media is a performance based advertising agency that works hand in hand with clients to determine their requirement needs. To get the most efficient value for their media investment they offer strategic consulting, analysis, campaign designing and execution, project management, coordination and negotiations with different suppliers and collaborative business partners online as well as offline. Tre Kronor Media has staff of 10 people who are employed at its offices at Sveavägen 17 in Stockholm where they handle media and advertising campaigns in Sweden for more than 30 Swedish national and international clients. Tre Kronor Media has received awards for “Agency of the Year” and “Media Agency of the Year” in Sweden in 2010.

After completion of the acquisition Bark Group now operates Tre Kronor Media as Bark Stockholm.

Note B – Summary of Significant Accounting Policies

Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas that require management judgment are the Company’s revenue recognition, income taxes, other intangible assets, bad debts and depreciation.

Accounts Receivable
Our policy is to fully reserve all accounts that are 180-days past due. Accounts are written off after use of a collection agency is deemed to be no longer useful.

Equipment
Equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets which vary from 3 to 5 years. Upon retirement or other disposition of these assets, the costs and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Intangible Assets
Intangible assets with definite lives are recorded at cost less accumulated amortization. Amortization is computed on a straight-line basis over the lives of the intangible assets.

Impairment of Long-Lived Assets
We have reviewed the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Revenue Recognition
Most of our client Service Level Agreements/contracts are individually negotiated and accordingly, the terms of client engagements and the bases on which it earns fees and commissions vary significantly. Direct costs include fees paid to external suppliers where they are retained to perform part or all of a specific project for a client and the resulting expenditure is directly attributable to the revenue earned. Revenue is stated exclusive of VAT (value added tax), sales taxes and trade discounts.

Notes to audited financial statements, continued

Revenue is typically derived from strategic counseling, campaign project management, commissions on media buying’s, analysis, recommendations and fees for advertising services. Revenue may consist of various arrangements involving fixed fees, commissions, or performance-based revenue, as agreed upon with each client.

We earn commissions from referrals of services to other vendors, marketing agencies, who ultimately provide the end service to the customer. Commissions are generally earned on the date of invoice for media buying.

Revenue for our fixed-fee contracts is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been performed. Depending on the terms of a client contract, fees for services performed can be recognized in two principal ways: proportional performance or completed contract.

  Fixed-fee contracts are generally recognized as earned based on the proportional performance method of revenue recognition. In assessing contract performance, both input and output criteria reviewed. Costs incurred are used as an objective input measure of performance. The primary input of all work performed under these arrangements is labor. As a result of the relationship between labor and cost, there is normally a direct relationship between costs incurred and the proportion of the contract performed to date. Costs incurred as a proportion of expected total costs is used as an initial proportional performance measure. This indicative proportional performance measure is always subsequently validated against other more subjective criteria (i.e. relevant output measures) such as the percentage of interviews completed, percentage of reports delivered to a client and the achievement of any project milestones stipulated in the contract. In the event of divergence between the objective and more subjective measures, the more subjective measures take precedence since these are output measures.

  Certain fees (such as for marketing services related to rebates offered by clients to their external customers) are deferred until contract completion as the final act is so significant in relation to the service transaction taken as a whole. Fees are also recognized on a completed contract basis if any of the criteria of FASB ASC 605-10- S99, formerly Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, were not satisfied prior to job completion or if the terms of the contract do not otherwise qualify for proportional performance.

Incentive-based revenue typically comprises quantitative criteria. Revenue is recognized when the quantitative targets have been achieved.

In compliance with FASB ASC 605-45 Principal Agent Considerations, formerly Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent , we assess whether our agency or the third-party supplier is the primary obligor. We evaluate the terms of our client agreements as part of this assessment. In addition, we give appropriate consideration to other key indicators such as latitude in establishing price, discretion in supplier selection and credit risk to the vendor. For a substantial portion of our client contracts we act as principal as we are the primary obligor and bear credit risk related to the services we provide. In these contracts we record revenues and costs of revenues gross. In certain contracts we record a net amount principally on those contracts where we only earn a commission.

Income Taxes
The Company is income taxable to Sweden. For the fiscal year 2009 the income tax percentage in Sweden is 26.3 % of taxable income.

Notes to audited financial statements, continued

Note C – Equipment

Equipment consist of the following (dollars in thousands):

	As of	As of
	December 31,	December 31,
	2009	2008

Furniture, fixtures and computer equipment	$159	$154
Currency adjustment	12	-
Equipment, at cost	171	154
Accumulated depreciation	(35)	(16)
Currency adjustment	(1)	-
Accumulated depreciation	(36)	(16)
Equipment, net	$135	$138

Note D – Accrued liabilities

Accrued liabilities consist of the following (dollars in thousands):

	As of December 31,
	2009	2008

Media purchases	$885	$486
Income taxes	37	19
Accrued payroll related expenses	16	2
Other liabilities	53	128
Other accruals	18	11

Total accrued liabilities	$1,009	$640

Note E- Subsequent Event

We completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company on May 4, 2010. The acquisition was completed further to a share purchase agreement dated April 9, 2010 entered into between Bark Group and each of the shareholders of the Company.

Bark Group has issued an aggregate of 35,000,000 shares of common stock to the shareholders of the Company, pro rata with their respective ownership interests in the Company, to complete the acquisition. Additional principal terms of the Tre Kronor agreement are summarized as follows:

all shares issued to the Tre Kronor shareholders will be subject to a three year lock-up period calculated from the date of closing of the acquisition (the “ Completion Date ”), however such lock-up period will in no event extend beyond June 30, 2013, during which period each shareholder will be restricted from selling or transferring the Bark shares except as expressly provided in the Share Purchase Agreement. Further, after three years, any sales must not exceed 10% of the daily registered turnover of Bark Group’s common stock on the OTCBB, notwithstanding the above lock-up agreement, three of the shareholders, including Niclas Froberg and Carl Johan Grandinson, will be permitted to sell in each year a portion of their shares provided that (i) the total accumulated aggregate sales price does not exceed SEK 3,000,000, and (ii) the transfers do not exceed 10% of the daily registered turnover of Bark’s common stock on the OTCBB, however in 2010 the shareholders may only make sales following six months from the Completion Date, in 2010 only, Niclas Froberg, one of the principal shareholders, will replace a portion of his shares against a cash payment from the Company in the aggregate amount of SEK 3,000,000 to be paid as follows (i) SEK 750,000 in May 2010, and (ii) SEK 750,000 in June 2010, and (iii) SEK 1,500,000 in July 2010. The replacement of the shares will be based on the valuation on the date of payment. The Bark Group has paid Niclas Froberg SEK $1,000,000 through June 30, 2010.

in the event that we do not raise share capital injections or external financing via convertible notes before December 31, 2010 in the minimum amount of $3,000,000, the Tre Kronor shareholders will have the right to re- acquire all of the issued and outstanding shares of Tre Kronor from us by (i) delivering written notice by January 15, 2011 and returning to us all consideration issued to such shareholders within 30 days of such notice, including the cash value of any shares that may have been sold by the Tre Kronor shareholders, we have also agreed to issue up to an additional 6,000,000 shares of our common stock based on Tre Kronor achieving certain “Earnings Before Tax” (“ EBT ”), as determined in accordance with the agreement, thresholds for the accounting years 2010 to 2012:

EBT being more than SEK 2 million for 2010; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 3 million for 2011; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 4 million for 2012; issuance of additional 2,000,000 Bark shares,

as an alternative to the above, the Tre Kronor shareholders will receive 4,000,000 shares if the accumulated EBT for 2010 and 2011 is more than SEK 5 million, or 6,000,000 shares if the accumulated EBT for 2010, 2011 and 2012 is more than SEK 9 million,

Niclas Froberg will remain chief executive officer of Tre Kronor and Carl Johan Grandinson will remain as chief operative officer of Tre Kronor. Mr. Froberg will be appointed as a member of the board of directors of Bark Corporation. Mr. Froberg and Mr. Grandinson will be members of the executive management of Bark Corporation A/S. Mr. Froberg’s and Mr. Grandinson’s main focus will be to establish a Stockholm office for Bark and the integration of Tre Kronor with our current existing business.

Tre Kronor Media AB
Condensed Balance Sheets
(In thousands of USD)
(Unaudited)

Assets
	March 31,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$865	$719
Accounts receivable, net	1,271	858
Costs and estimated earnings in excess of billings on projects in progress in excess of interim billings	121	69
Value added tax refund receivable	-	333
Prepaid expenses and other current assets	100	36

Total current assets	2,356	2,014

Equipment, net	142	135
Other intangible assets, net	47	47
Total assets	$2,545	$2,197

Liabilities	Unaudited,
	March 31,	December 31,
	2010	2009
Current liabilities:
Accounts payable	$1,187	$1,167
Accrued liabilities	1,335	1,009
Total current liabilities	2,522	2,176

Stockholders’ Equity
Subscribed Capital	14	14
Retained earnings	9	7

Total Stockholders’ equity	23	21

Totals liabilities and stockholders’ equity	$2,545	$2,197

Tre Kronor Media AB
Condensed Statement of Operations
(In thousands of USD)
(Unaudited)

	Three months	Three months
	ended March 31,	ended March 31,
	2010	2009
Net revenues	$4.304	$2.672
Cost of revenues	(4.011)	(2.568)

Gross Profit	293	104

Selling, general and administrative expenses	(275)	(137)
Depreciation and amortization	(11)	(8)
Profit (Loss) from operations	6	(40)

Other income (expense), net:
Interest expense	(3)	-

Total other expense, net	(3)	-

Profit before income taxes	3	(40)

Provision for income taxes	(1)	-
Net profit (loss)	$2	$(40)

Tre Kronor Media AB
Statement of Cash Flows
(In thousands of USD)
(Unaudited)

	For the Three	For the Three
	Months ended	Months ended
	March 31,	March 31,
	2010	2009
Cash flows from operating activities:
Net profit (loss)	$2	$(40)

Adjustments to reconcile net profit ( loss) to net cash provided from operating activities:
Depreciation and amortization	11	8
Changes in working capital:
Accounts receivable	(419)	(89)
Cost and estimated earnings in excess of billings on projects	(52)	-
Prepaid expenses and other current assets	266	(39)
Accounts payable	29	406
Income taxes	(21)	(18)
Accrued expenses and other liabilities	(33)	(94)
Accruals and deferred income	406	347
Net cash provided by operating activities	170	481
Cash flows from investing activities:
Purchase of equipment	(19)	(21)
Deposits	-	(29)
Net cash (used in) investing activities	(19)	(50)
Cash flows from financing activities:
Net cash used in financing activities	-	-
Effect of exchange rates on cash and cash equivalents	(5)	(25)
Net increase in cash and cash equivalents	146	406
Cash and cash equivalents at beginning of period	719	372
Cash and cash equivalents at end of period	$865	$778

Tre Kronor Media AB
Notes to unaudited condensed financial statements

Note A – Company Organization

Tre Kronor Media is a Swedish performance based advertising agency that works hand in hand with clients to determine their requirement needs. To get the most efficient value for their media investment they offer strategic consulting, analysis, campaign designing and execution, project management, coordination and negotiations with different suppliers and collaborative business partners online as well as offline.

Note B – Summary of Significant Accounting Policies

Basis of presentation
In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments (consisting only of normal recurring accruals) necessary for fair presentation of the Company’s financial position, as of March 31, 2010, and the results of operations for the periods presented. The results of operations for the three months ended March 31, 2010 and 2009, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included elsewhere in this filing of amended Form 8-K. The Company’s accounting policies are described in the notes to the financial statement and updated as necessary in these unaudited condensed financial statements.

Use of estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The most significant areas that require management judgment are the Company’s revenue recognition, income taxes, other intangible assets, bad debts and depreciation.

Note C- Subsequent Events

We completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company on May 4, 2010. The acquisition was completed further to a share purchase agreement dated April 9, 2010 entered into between Bark Group and each of the shareholders of the Company.

Bark Group has issued an aggregate of 35,000,000 shares of common stock to the shareholders of the Company, pro rata with their respective ownership interests in the Company, to complete the acquisition. Additional principal terms of the Tre Kronor agreement are summarized as follows:

all shares issued to the Tre Kronor shareholders will be subject to a three year lock-up period calculated from the date of closing of the acquisition (the “ Completion Date ”), however such lock-up period will in no event extend beyond June 30, 2013, during which period each shareholder will be restricted from selling or transferring the Bark shares except as expressly provided in the Share Purchase Agreement. Further, after three years, any sales must not exceed 10% of the daily registered turnover of Bark Group’s common stock on the OTCBB, notwithstanding the above lock-up agreement, three of the shareholders, including Niclas Froberg and Carl Johan Grandinson, will be permitted to sell in each year a portion of their shares provided that (i) the total accumulated aggregate sales price does not exceed SEK 3,000,000, and (ii) the transfers do not exceed 10% of the daily registered turnover of Bark’s common stock on the OTCBB, however in 2010 the shareholders may only make sales following six months from the Completion Date, in 2010 only, Niclas Froberg, one of the principal shareholders, will replace a portion of his shares against a cash payment from the Company in the aggregate amount of SEK 3,000,000 to be paid as follows (i) SEK 750,000 in May 2010, and (ii) SEK 750,000 in June 2010, and (iii) SEK 1,500,000 in July 2010. The replacement of the shares will be based on the valuation on the date of payment. We have paid Niclas Froberg SEK 1,000,000 through June 30, 2010.

in the event that we do not raise share capital injections or external financing via convertible notes before December 31, 2010 in the minimum amount of $3,000,000, the Tre Kronor shareholders will have the right to re- acquire all of the issued and outstanding shares of Tre Kronor from us by (i) delivering written notice by January 15, 2011 and returning to us all consideration issued to such shareholders within 30 days of such notice, including the cash value of any shares that may have been sold by the Tre Kronor shareholders, we have also agreed to issue up to an additional 6,000,000 shares of our common stock based on Tre Kronor achieving certain “Earnings Before Tax” (“ EBT ”), as determined in accordance with the agreement, thresholds for the accounting years 2010 to 2012:

EBT being more than SEK 2 million for 2010; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 3 million for 2011; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 4 million for 2012; issuance of additional 2,000,000 Bark shares,

as an alternative to the above, the Tre Kronor shareholders will receive 4,000,000 shares if the accumulated EBT for 2010 and 2011 is more than SEK 5 million, or 6,000,000 shares if the accumulated EBT for 2010, 2011 and 2012 is more than SEK 9 million,

Niclas Froberg will remain chief executive officer of Tre Kronor and Carl Johan Grandinson will remain as chief operative officer of Tre Kronor. Mr. Froberg will be appointed as a member of the board of directors of Bark Corporation. Mr. Froberg and Mr. Grandinson will be members of the executive management of Bark Corporation A/S. Mr. Froberg’s and Mr. Grandinson’s main focus will be to establish a Stockholm office for Bark and the integration of Tre Kronor with our current existing business.

Exhibit 99.2

BARK GROUP INC.
Unaudited Pro Forma Condensed Combined Financial Statements

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements

Bark Group Inc. (“ Bark Group ” or “ we ”) completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company (“ Tre Kronor ” or the “Company”) on May 4, 2010. The acquisition was completed further to a share purchase agreement dated April 9, 2010 entered into between Bark Group and each of the shareholders of Tre Kronor.

We issued an aggregate of 35,000,000 shares of common stock to the shareholders of the Company, pro rata with their respective ownership interests in the Company, to complete the acquisition. Additional principal terms of the Tre Kronor agreement are summarized as follows:

all shares issued to the Tre Kronor shareholders will be subject to a three year lock-up period calculated from the date of closing of the acquisition (the “ Completion Date ”), however such lock-up period will in no event extend beyond June 30, 2013, during which period each shareholder will be restricted from selling or transferring the Bark shares except as expressly provided in the Share Purchase Agreement. Further, after three years, any sales must not exceed 10% of the daily registered turnover of Bark Group’s common stock on the OTCBB, notwithstanding the above lock-up agreement, three of the shareholders, including Niclas Froberg and Carl Johan Grandinson, will be permitted to sell in each year a portion of their shares provided that (i) the total accumulated aggregate sales price does not exceed SEK 3,000,000, and (ii) the transfers do not exceed 10% of the daily registered turnover of Bark’s common stock on the OTCBB, however in 2010 the shareholders may only make sales following six months from the Completion Date, in 2010 only, Niclas Froberg, one of the principal shareholders, will replace a portion of his shares against a cash payment from the Company in the aggregate amount of SEK 3,000,000 to be paid as follows (i) SEK 750,000 in May 2010, and (ii) SEK 750,000 in June 2010, and (iii) SEK 1,500,000 in July 2010. The replacement of the shares will be based on the valuation on the date of payment, in the event that we do raise share capital injections or external financing via convertible notes before December 31,2010 in the minimum amount of $3,000,000, the Tre Kronor shareholders will have the right to re-acquire all of the issued and outstanding shares of Tre Kronor from us by (i) delivering written notice by January 15, 2011 and returning to us all consideration issued to such shareholders within 30 days of such notice, including the cash value of any shares that may have been sold by the Tre Kronor shareholders, we have also agreed to issue up to an additional 6,000,000 shares of our common stock based on Tre Kronor achieving certain “Earnings Before Tax” (“ EBT ”), as determined in accordance with the agreement, thresholds for the accounting years 2010 to 2012:

EBT being more than SEK 2 million for 2010; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 3 million for 2011; issuance of additional 2,000,000 Bark shares

EBT being more than SEK 4 million for 2012; issuance of additional 2,000,000 Bark shares,

as an alternative to the above, the Tre Kronor shareholders will receive 4,000,000 shares if the accumulated EBT for 2010 and 2011 is more than SEK 5 million, or 6,000,000 shares if the accumulated EBT for 2010, 2011 and 2012 is more than SEK 9 million,

The following unaudited pro forma condensed combined balance sheet as of March 31, 2010 combines the unaudited condensed consolidated balance sheet of Bark Group Inc. as of March 31, 2010 with the unaudited consolidated balance sheet of Tre Kronor Media AB, giving effect to the transactions described in the Master Transaction Agreement as if it had occurred on March 31, 2010.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2009 and three months ended March 31, 2010 combines the audited statement of operations of Bark Group Inc. for the year ended December 31, 2009 and the unaudited statements of operations for the three months ended March 31, 2010 with the audited results of operations of Tre Kronor Media AB for the year ended December 31, 2009 and the unaudited statements of operations for the three months ended March 31, 2010, giving effect to the transactions described in the Master Transaction Agreement as if they had occurred on January 1, 2009 and 2010, respectively.The combination will be accounted for as a purchase whereby the accounts of Tre Kronor Media AB will be combined with the Bark Group Inc’s at fair value on the date of acquisition and its operations will be included with the Bark Group’s Inc from the date of acquisition.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below, that have a continuing impact on the operations of Bark Group Inc., and are based on available data and certain assumptions that management believes are factually supportable.

The Company is providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with Bark Group Inc’s historical financial statements and those of Tre Kronor Media AB and the related notes thereto contained elsewhere in this Form 8-K/A. The pro forma adjustments and the unaudited pro forma information are not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Bark Group Inc’s future financial position or operating results.

Bark Group Inc
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2010
(In thousands of USD)

Assets					Pro
	Bark Group	Tre Kronor	Pro Forma		Forma
	Inc	Media AB	Adjustments	Notes	Balance
Current assets:

Cash and cash equivalents	$5	$865			$870

Accounts receivable, net	770	1,271			2,041
Costs and estimated earnings in excess of billings on projects in progress in excess of interim billings	747	121			868
Value added tax refund receivable	-	-			-
Prepaid expenses and other current assets	57	100			154

Total current assets	1,579	2,356	-		3,935

Property, plant and equipment, net	4,704	142			4,848
Equity investment	2,065	-			2,065
Goodwill	3,091	-	3,931	A	7,022

Other intangible assets, net	16	47	610	D	673
Deferred financing costs, net of accumulated amortization of $3,000 and $3,000, respectively	54	-			54

Total assets	$11,509	$2,545	$4,541		$18,595

Bark Group Inc
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2010
(In thousands of USD)

Liabilities
					Pro
	Bark Group	Tre Kronor	Pro Forma		Forma
	Inc	Media AB	Adjustments	Notes	Balance
Current Liabilities:
Accounts payable	$2,087	$1,187			$3,274
Accrued liabilities	905	1,335			2,240
Billings in excess of costs and estimated earnings on projects in progress	756				756
Current portion of long-term debt	2,781				2,781
Current portion of obligations under capital leases	111				111
Current portion of debt due to former employees/ stockholders	131		$412	B	543
Advances from related parties	174				174

Total current liabilities	6,945	2,522	412		9879
Long-term debt , net of current portion	3,897	-			3,897
Earn out to former shareholders of Tre Kronor Media AB	-	-	364	E	364
Obligations under capital leases, net of current portion	61	-			61

Total liabilities	11,372	2,522	776		14,201

Shares issued to Tre Kronor Media AB	-	-	3,788	C	3,788

Non-Controlling interests	1,223	-	-		1,223

Stockholders’ Deficiency
Stockholders' deficiency:
Preferred stock $0.001 per share par value; 100,000,000 authorized; 0 issued and outstanding.

Common stock $0.001 per share par value; 2,000,000,000 shares authorized, 351,364,254 and 324,113,720 shares issued and outstanding at December 31, 2009 and 2008 respectively.	368	14	(14)	F	368

Additional paid-in capital	5,534				5,534
Accumulated deficit	(6,482)	9	(9)	F	(6,482)

Accumulated other comprehensive income (loss)	(37)				(37)
Total Stockholder’s deficiency	(617)	23	(23)		(617)

Totals liabilities and stockholders’ deficiency	$11,509	$2,545	$4,541		$18,595

Bark Group Inc
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
Year ended December 31, 2009
(In thousands of USD)

	Bark Group	Tre Kronor	Pro Forma			Pro Forma
	Inc	Media AB	Adjustments	Notes		Balance
Net revenues					$
	$3,867	$12,574				16,441
Cost of revenues	(3,204)	(11,785)				(14,989)

Gross Profit	663	789				1,452

Selling, general and administrative expenses	(2.904)	(736)				(3.640)
Depreciation and amortization	(179)	(36)	(120)	G		(335)
Listing expenses	(3)	16				13

Profit (Loss) from operations	(2,423)	32	(120)			(2,511)

Other income (expense), net:
Other income	188	2				190
Interest income	-	4				4
Gain on extinguishment of debt	182	-				182
Interest expense	(595)	(1)				(596)

Total other expense, net	(225)	6				(219)

Profit (Loss) before income taxes and non- controlling interest	(2,648)	38	(120)			(2,730)

Provision for income taxes	-	(16)				(16)
Net loss attributable to non-controlling interest	79	-				79

Net Profit (Loss)	(2,569)	22	(120)			(2,667)

Profit (Loss) available to common stockholders	$(2,569)	22	(120)			(2,667)

Loss per share Basic and diluted	$(0.01)					(0.01)

Weighted-average shares used to calculate net loss per common share: Basic and diluted	320,258,081			H		355,258,081

Bark Group Inc
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
Three month ended March 31, 2010
(In thousands of USD)

		Bark	Tre Kronor	Pro Forma			Pro Forma
		Group Inc	Media AB	Adjustments	Notes		Balance
Net revenues		$1,364	$4,304				$5,668
Cost of revenues		(1,052)	(4,011)				(5,063)
Gross Profit		312	293				605
Selling, general and administrative expenses		(448)	(275)				(723)
Depreciation and amortization		(38)	(11)	(30)	G		(79)
Listing expenses		(2)					(2)
Loss from operations		(176)	6	(30)			(200)
Other income (expense),net:
Loss from equity investment		(18)					(18)
Interest expense		(114)	(3)				(117)
Total other income (expenses), net		(132)	(3)				(135)
Loss before income taxes and minority interest		(308)	3	(30)			(335)
Provision for income taxes		-	(1)				(1)

Net loss attributable to non-controlling interest		6	-				6
Loss available to common stockholders		$(302)	$2	$(30)			$(329)

Loss per share Basic and diluted	$	(-)				$	(-)

Weighted-average shares used to calculate net loss per common share: Basic and diluted		351,494,775			H		386,494,775

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

I. Share Purchase Agreement

Bark Group Inc. (“ Bark Group ” or “ we ”) completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company (“ Tre Kronor ” or the “Company”) on May 4, 2010. The acquisition was completed further to a share purchase agreement dated April 9, 2010 entered into between Bark Group and each of the shareholders of Tre Kronor.

We issued an aggregate of 35,000,000 shares of common stock to the shareholders of the Company, pro rata with their respective ownership interests in the Company, to complete the acquisition

II. Pro Forma Adjustments

The Pro Forma Adjustments to the unaudited condensed balance sheet gives effect to the condensed consolidated balance sheet of Bark Group Inc as if the acquisition had occurred on March 31, 2010.

Balance Sheet – March 31, 2010:

A.	Preliminary value of Goodwill resulting from the fair value of the consideration given in the acquisition exceeding the fair value of the net assets of Tre Kronor Media AB.
B.	The value of the SEK 3,000,000 to be paid to Niclas Froberg during 2010.
C.	Issuance of 35,000,000 shares of common stock with a fair value of $0.12 based on closing price per the date of acquisition, exclusive of the amount owed to Niclas Froberg.
D.	Preliminary valuation of customer relationships acquired from Tre Kronor Media AB.
E.

Provision for earn out 2011 and 2012. Based on current financial projections for Bark Stockholm (former Tre Kronor Media AB) we expect to issue a total of 4,000,000 shares of common stock to the former shareholders of Tre Kronor Media AB. The valuation of the share consideration is based on closing price per the date of acquisition discounted for the time value.

F.	Recapitalization of Tre Kronor Media AB’s equity.

Statement of operations – Year ended December 31, 2009 and Three months ended March 31, 2010

G.	Amortization of the customer relationship.
H	The effect of issuing 35,000,000 shares of common stock as of the beginning of the period.